Exhibit 10.2

NEITHER THIS WARRANT NOR THE SHARES OF CAPITAL STOCK ISSUED UPON ITS EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF THIS WARRANT.

WARRANT AGREEMENT

To Purchase Shares of the Series C Preferred Stock of

CONCERT PHARMACEUTICALS, INC.

Dated as of December 22, 2011 (the “Effective Date”)

WHEREAS, CONCERT PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), has entered into a Loan and Security Agreement of even date herewith (the “Loan Agreement”) with Hercules Technology Growth Capital, Inc. (the “Warrantholder”);

WHEREAS, the Company desires to grant to Warrantholder, in consideration for, among other things, the financial accommodations provided for in the Loan Agreement, the right to purchase shares of its Series C Preferred Stock pursuant to this Warrant Agreement (the “Warrant”);

NOW, THEREFORE, in consideration of the Warrantholder executing and delivering the Loan Agreement and providing the financial accommodations contemplated therein, and in consideration of the mutual covenants and agreements contained herein, the Company and Warrantholder agree as follows:

SECTION 1.	GRANT OF THE RIGHT TO PURCHASE PREFERRED STOCK.

For value received, the Company hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase, from the Company, (i) on the Effective Date, 200,000 fully paid and non-assessable shares of the Preferred Stock (as defined below), and (ii) on the date, if any, that Company obtains the proceeds of the Second Tranche under the Loan Agreement, 200,000 fully paid and non-assessable shares of the Preferred Stock, in each case at a purchase price of $2.50 per share (the “Exercise Price”). The number and Exercise Price of such shares are subject to adjustment as provided in Section 8. As used herein, the following terms shall have the following meanings:

“Act” means the Securities Act of 1933, as amended.

“Charter” means the Company’s Articles of Incorporation, Certificate of Incorporation or other constitutional document, as may be amended from time to time.

“Common Stock” means the Company’s common stock;

“Initial Public Offering” means the initial underwritten public offering of the Company’s Common Stock pursuant to a registration statement under the Act, which registration statement has been declared effective by the Securities and Exchange Commission (“SEC”);

“Investor Rights Agreement” means that certain Third Amended and Restated Investor Rights Agreement, dated as of June 1, 2009, by and among the Company and certain holders of its capital stock, as it may be amended or restated from time to time.

“Merger Event” means a merger or consolidation involving the Company in which the Company is not the surviving entity, or in which the outstanding shares of the Company’s capital stock are otherwise converted into or exchanged for shares of capital stock of another entity.

“Preferred Stock” means the Series C Preferred Stock of the Company and any other stock into or for which the Series C Preferred Stock has been converted or exchanged, and upon and after the occurrence of an event which results in the automatic or voluntary conversion, redemption or retirement of all (but not less than all) of the outstanding shares of such Preferred Stock, including, without limitation, the consummation of an Initial Public Offering of the Common Stock in which such a conversion occurs, then from and after the date upon which such outstanding shares are so converted, redeemed or retired, “Preferred Stock” shall mean such Common Stock; and

“Purchase Price” means, with respect to any exercise of this Warrant, an amount equal to the Exercise Price as of the relevant time multiplied by the number of shares of Preferred Stock requested to be exercised under this Warrant pursuant to such exercise.

“Registration Rights Agreement” means that certain Third Amended and Restated Registration Rights Agreement, dated as of June 1, 2009, by and among the Company and certain holders of the Company’s capital stock, as amended, and as it may be further amended or restated from time to time.

SECTION 2.	TERM OF THE WARRANT.

Except as otherwise provided for herein, the term of this Warrant and the right to purchase Preferred Stock as granted herein (the “Warrant) shall commence on the Effective Date and shall be exercisable for a period ending upon the sooner to occur of (i) ten (10) years after the Effective Date; or (ii) five (5) years after the Initial Public Offering.

SECTION 3.	EXERCISE OF THE PURCHASE RIGHTS.

(a) Exercise. The purchase rights set forth in this Warrant are exercisable by the Warrantholder, in whole or in part, at any time, or from time to time, prior to the expiration of the term set forth in Section 2, by tendering to the Company at its principal office a notice of exercise in the form attached hereto as Exhibit I (the “Notice of Exercise”), duly completed and executed. Promptly upon receipt of the Notice of Exercise and the payment of the Purchase Price in accordance with the terms set forth below, and in no event later than ten (10) days (three (3) business days, if the Company’s securities are then publicly traded) thereafter, the Company shall issue to the Warrantholder a certificate for the number of shares of Preferred Stock purchased and shall execute the acknowledgment of exercise in the form attached hereto as Exhibit II (the “Acknowledgment of Exercise”) indicating the number of shares which remain subject to future purchases, if any.

The Purchase Price may be paid at the Warrantholder’s election either (i) by cash or check, or (ii) by surrender of all or a portion of the Warrant for shares of Preferred Stock to be exercised under this Warrant and, if applicable, a new warrant of like tenor representing the remaining number of shares purchasable hereunder, as determined below (“Net Issuance”). If the Warrantholder elects the Net Issuance method, the Company will issue Preferred Stock in accordance with the following formula:

X = Y(A-B)
A

Where:	X =	the number of shares of Preferred Stock to be issued to the Warrantholder.

Y = the number of shares of Preferred Stock requested to be exercised under this Warrant (including the number of shares cancelled in payment of the Purchase Price).

A = the fair market value of one (1) share of Preferred Stock at the time of issuance of such shares of Preferred Stock.

	B =	the Exercise Price.

For purposes of the above calculation, fair market value of Preferred Stock shall mean with respect to each share of Preferred Stock:

(i) if the exercise is in connection with an Initial Public Offering, and if the Company’s Registration Statement relating to such Initial Public Offering has been declared effective by the SEC, then the fair market value per share shall be the product of (x) the initial “Price to Public” of the Common Stock specified in the final prospectus with respect to the offering and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise;

(ii) if the exercise is after, and not in connection with an Initial Public Offering, and:

(A) if the Common Stock is traded on a securities exchange, the fair market value shall be deemed to be the product of (x) the closing price on the day the Warrant is exercised and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise; or

(B) if the Common Stock is traded over-the-counter, the fair market value shall be deemed to be the product of (x) the average of the closing bid and asked prices quoted on the NASDAQ system (or similar system) on the day the Warrant is exercised and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise;

(iii) if at any time the Common Stock is not listed on any securities exchange or quoted in the over-the-counter market, the fair market value of Preferred Stock shall be the product of (x) the price per share which the Company could obtain from a willing buyer in an arms’ length transaction for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by its Board of Directors and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise, provided that, in the event that the exercise is in connection with a Merger Event in which the Company is not the surviving entity, the fair market value of Preferred Stock shall be deemed to be the per share value received by the holders of the Company’s Preferred Stock on a common equivalent basis pursuant to such Merger Event.

Upon partial exercise by either cash or Net Issuance, the Company shall promptly issue a new Warrant representing the remaining number of shares purchasable hereunder. All other terms and conditions of such new Warrant shall be identical to those contained herein, including, but not limited to the Effective Date hereof.

(b) Exercise Prior to Expiration. To the extent this Warrant is not previously exercised as to all Preferred Stock subject hereto, and if the fair market value of one share of the Preferred Stock is greater than the Exercise Price then in effect, this Warrant shall be deemed automatically exercised pursuant to Section 3(a) (even if not surrendered) immediately before its expiration. For purposes of such automatic exercise, the fair market value of one share of the Preferred Stock upon such expiration shall be determined pursuant to Section 3(a). To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 3(b), the Company agrees to promptly notify the Warrantholder of the number of shares of Preferred Stock, if any, the Warrantholder is to receive by reason of such automatic exercise.

SECTION 4.	RESERVATION OF SHARES.

During the term of this Warrant, the Company will at all times have authorized and reserved a sufficient number of shares of its Preferred Stock to provide for the exercise of the rights to purchase Preferred Stock as provided for herein, and shall have authorized and reserved a sufficient number of shares of its Common Stock to provide for the conversion of the Preferred Stock issuable hereunder.

SECTION 5.	NO FRACTIONAL SHARES OR SCRIP.

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

SECTION 6.	REGISTRATION RIGHTS; NO RIGHTS AS STOCKHOLDER.

The Registration Rights Agreement has been amended to provide that the Common Stock into which the Preferred Stock issuable upon exercise of this Warrant is convertible shall be “Registrable Shares”, and Warrantholder shall have the rights of, and be subject to the obligations of, a “Holder” under the Registration Rights Agreement. This Agreement does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to the exercise of this Warrant.

SECTION 7.	WARRANTHOLDER REGISTRY.

The Company shall maintain a registry showing the name and address of the registered holder of this Warrant. Warrantholder’s initial address, for purposes of such registry, is set forth in Section 12(e) below. Warrantholder may change such address by giving written notice of such changed address to the Company.

SECTION 8.	ADJUSTMENT RIGHTS.

The Exercise Price and the number of shares of Preferred Stock purchasable hereunder are subject to adjustment, as follows:

(a) Merger Event. If at any time there shall be Merger Event, then, as a part of such Merger Event, lawful provision shall be made so that the Warrantholder shall thereafter be entitled to receive, upon exercise of this Warrant, the number of shares of preferred stock or other securities or property of the successor corporation resulting from such Merger Event that would have been issuable if Warrantholder had exercised this Warrant immediately prior to the Merger Event. In any such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Warrantholder after the Merger Event to the end that the provisions of this Warrant (including adjustments of the Exercise Price and number of shares of Preferred Stock purchasable) shall be applicable in their entirety, and to the greatest extent possible. Without limiting the foregoing, in connection with any Merger Event, upon the closing thereof, the successor or surviving entity shall assume the obligations of this Warrant. In connection with a Merger Event and upon Warrantholder’s written election to the Company at least three (3) business days prior to the closing thereof, the Company shall cause this Warrant to be exchanged for the consideration that Warrantholder would have received if Warrantholder chose to exercise its right to have shares issued pursuant to the Net Issuance provisions of this Warrant without actually exercising such right, acquiring such shares and exchanging such shares for such consideration

(b) Reclassification of Shares. Except as set forth in Section 8(a), if the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such combination, reclassification, exchange, subdivision or other change.

(c) Subdivision or Combination of Shares. If the Company at any time shall combine or subdivide its Preferred Stock, (i) in the case of a subdivision, the Exercise Price shall be proportionately decreased, and the number of shares of Preferred Stock issuable upon exercise of this Warrant shall be proportionately increased, or (ii) in the case of a combination, the Exercise Price shall be proportionately increased, and the number of shares of Preferred Stock issuable upon the exercise of this Warrant shall be proportionately decreased.

(d) Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall:

(i) pay a dividend with respect to the Preferred Stock payable in Preferred Stock, then the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Preferred Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Preferred Stock outstanding immediately after such dividend or distribution; or

(ii) make any other distribution with respect to Preferred Stock (or stock into which the Preferred Stock is convertible), except any distribution specifically provided for in any other clause of this Section 8, then, in each such case, provision shall be made by the Company such that the Warrantholder shall receive upon exercise of this Warrant a proportionate share of any such distribution as though it were the holder of the Preferred Stock (or other stock for which the Preferred Stock is convertible) as of the record date fixed for the determination of the stockholders of the Company entitled to receive such distribution.

(e) Antidilution Rights. Antidilution rights applicable to the Preferred Stock purchasable hereunder are as set forth in the Charter and shall be applicable with respect to the Preferred Stock issuable hereunder. The Company shall promptly provide the Warrantholder with any restatement, amendment, modification or waiver of the Charter; provided, that no such amendment, modification or waiver shall impair or reduce the antidilution rights applicable to the Preferred Stock as of the date hereof unless such amendment, modification or waiver affects the rights of Warrantholder with respect to the Preferred Stock in the same manner (on a proportionate basis) as it affects all other holders of Preferred Stock. For the avoidance of doubt, there shall be no duplicate anti-dilution adjustment pursuant to this subsection (e), the forgoing subsection (d) and the Charter.

(f) Notice of Adjustments. If: (i) the Company shall declare any dividend or distribution upon its shares of Preferred Stock, whether in stock, cash, property or other securities; (ii) the Company shall offer for subscription (other than contractual preemptive rights) prorata to the holders of any of its Preferred Stock any additional shares of stock of any class or other rights; (iii) there shall be any Merger Event; (iv) there shall be an Initial Public Offering; (v) the Company shall sell, lease, license or otherwise transfer all or substantially all of its assets in a single transaction or series of related transactions, other than sales of inventory in the Company’s ordinary course of business; or (vi) there shall be any voluntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall send to the Warrantholder: (A) at least twenty (20) days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, subscription rights (specifying the date on which the holders of Preferred Stock shall be entitled thereto) or for determining rights to vote in respect of such Merger Event, dissolution, liquidation or winding up; (B) in the case of any such Merger Event, sale, lease, license or other transfer of all or substantially all assets, dissolution, liquidation or winding up, at least twenty (20) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Preferred Stock shall be entitled to exchange their Preferred Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding up); and (C) in the case of an Initial Public Offering, the Company shall give the Warrantholder at least twenty (20) days’ written notice prior to the effective date thereof.

Each such written notice shall set forth, in reasonable detail, to the extent known, (i) the event requiring the notice, and (ii) if any adjustment is required to be made, (A) the amount of such adjustment, (B) the method by which such adjustment was calculated, (C) the adjusted Exercise Price (if the Exercise Price has been adjusted), and (D) the number of shares subject to purchase hereunder after giving effect to such adjustment, and shall be given in the manner set forth in Section 12(e).

(g) Timely Notice. Failure to timely provide such notice required by subsection (f) above shall entitle Warrantholder to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by Warrantholder.

SECTION 9.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

The Company makes the following representations to the Warrantholder as of the Effective Date:

(a) Reservation of Preferred Stock. The Preferred Stock issuable upon exercise of the Warrantholder’s rights has been duly and validly reserved and, when issued in accordance with the provisions of this Warrant, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided, that the Preferred Stock issuable pursuant to this Warrant may be subject to restrictions on transfer hereunder and under state and/or federal securities laws. The Company has made available to the Warrantholder true, correct and complete copies of its Charter and current bylaws. The issuance of certificates for shares of Preferred Stock upon exercise of this Warrant shall be made without charge to the Warrantholder for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise and the related issuance of shares of

Preferred Stock; provided, that the Company shall not be required to pay any tax which may be payable in respect of any transfer and the issuance and delivery of any certificate in a name other than that of the Warrantholder.

(b) Due Authority. The execution and delivery by the Company of this Warrant and the performance of all obligations of the Company hereunder, including the grant to Warrantholder of the right to acquire the shares of Preferred Stock and the Common Stock into which such Preferred Stock may be converted, have been duly authorized by all necessary corporate action on the part of the Company. The execution and delivery of this Warrant: (1) do not violate the Charter or the Company’s current bylaws; (2) do not contravene any law or governmental rule, regulation or order applicable to it; and (3) do not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound. This Warrant constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) Consents and Approvals. Subject to the accuracy of the representations and covenants of the Warrantholder contained in Section 10 hereof, no consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant, except for the filing of notices pursuant to Regulation D under the Act and any filing required by applicable state securities law, which filings will be effective by the time required thereby.

(d) Issued Securities. All issued and outstanding shares of Common Stock, Preferred Stock or any other securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of Common Stock, Preferred Stock and any other securities were issued in full compliance with all federal and state securities laws. In addition, as of the date immediately preceding the date of this Warrant:

(i) The authorized capital of the Company consists of (A) 83,716,667 shares of Common Stock, of which 7,289,956 shares are issued and outstanding, and (B) 62,916,667 shares of preferred stock of all series, of which (1) 10,000,000 shares have been designated as Series A Convertible Preferred Stock, all of which are issued and outstanding and each share is convertible into one (1) share of Common Stock; (2) 24,250,000 shares have been designated Series B Convertible Preferred Stock, all of which are issued and outstanding and each share is convertible into one (1) share of Common Stock; (3) 22,000,000 shares have been designated Series C Convertible Preferred Stock, of which 15,130,400 shares are issued and outstanding and each share is convertible into one (1) share of Common Stock; and 6,666,667 shares have been designated Series D Convertible Preferred Stock, all of which are issued and outstanding and each share is convertible into one (1) share of Common Stock.

(ii) The Company has reserved 12,500,000 shares of Common Stock for issuance under its 2006 Amended and Restated Stock Option Plan, under which 188,080 shares of Common Stock have been issued upon the exercise of options, options to purchase 11,031,975 shares of Common Stock are outstanding and 281,876 shares of restricted stock are outstanding. Other than as set forth in clause (i) above and this clause (ii), there are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the Company’s capital stock or other securities of the Company.

(iii) Except as set forth in the Investor Rights Agreement, no stockholder of the Company has preemptive rights to purchase new issuances of the Company’s capital stock.

(e) Other Commitments to Register Securities. Except as set forth in the Registration Rights Agreement, the Company is not, pursuant to the terms of any other agreement currently in existence, under any obligation to register under the Act any of its presently outstanding securities or any of its securities which may hereafter be issued.

(f) Exempt Transaction. Subject to the accuracy of the Warrantholder’s representations in Section 10, the issuance of the Preferred Stock upon exercise of this Warrant, and the issuance of the

Common Stock upon conversion of the Preferred Stock, will each constitute a transaction exempt from (i) the registration requirements of Section 5 of the Act, and (ii) the qualification requirements of the applicable state securities laws.

(g) Compliance with Rule 144. If the Warrantholder proposes to sell Preferred Stock issuable upon the exercise of this Warrant, or the Common Stock into which it is convertible, in compliance with Rule 144 promulgated by the SEC, then, upon Warrantholder’s written request to the Company, the Company shall furnish to the Warrantholder, within ten days after receipt of such request, a written statement indicating whether the Company is in compliance with the filing requirements of the SEC as set forth in such Rule, as such Rule may be amended from time to time.

(h) Information Rights. During the term of this Warrant, the Warrantholder shall be entitled to the rights afforded to the Major Stockholders (as defined in the Investor Rights Agreement) pursuant to Section 2 of the Investor Rights Agreement.

SECTION 10.	REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER.

This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Warrantholder, which representations and covenants are made on the Effective Date and upon each exercise of this Warrant (including any automatic exercise):

(a) Investment Purpose. This Warrant and the right to acquire Preferred Stock, the Preferred Stock issuable upon exercise of the Warrantholder’s rights contained herein and the Common Stock issuable upon conversion of the Preferred Stock are and will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Warrantholder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption. Warrantholder has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

(b) Private Issue. The Warrantholder understands (i) that the Preferred Stock issuable upon exercise of this Warrant and the Common Stock issuable upon conversion of the Preferred Stock is not registered under the Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 10.

(c) Financial Risk. The Warrantholder has sufficient knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment in the Company. The Warrantholder has made such inquiry concerning the Company and its business and personnel as it has deemed appropriate.

(d) Risk of No Registration. The Warrantholder understands that if the Company does not register shares of capital stock with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934 (the “1934 Act”), or file reports pursuant to Section 15(d) of the 1934 Act, or if a registration statement covering the securities under the Act is not in effect when the Warrantholder desires to sell (i) this Warrant or the rights to purchase Preferred Stock pursuant to this Warrant, (ii) the Preferred Stock issuable upon exercise of this Warrant or (iii) the Common Stock issuable upon conversion of the Preferred Stock issuable upon exercise of this Warrant, it may be required to hold such securities for an indefinite period. The Warrantholder also understands that any sale of (A) this Warrant or its rights hereunder to purchase Preferred Stock or (B) Preferred Stock issued or issuable hereunder or the Common Stock issuable upon conversion thereof, which might be made by it in reliance upon Rule 144 under the Act may be made only in accordance with the terms and conditions of that Rule.

(e) Accredited Investor. Warrantholder is an “accredited investor” within the meaning of Rule 501 of Regulation D, as presently in effect, under the Act.

(f) Market Stand-Off Agreement. In connection with the Initial Public Offering, the Warrantholder, if requested by the Company and the managing underwriter shall agree, by executing and delivering such form of agreement as the Company and such underwriter shall reasonably request, not to sell publicly or otherwise transfer or dispose of this Warrant, the shares of Preferred Stock or other shares of capital stock issued upon exercise of this Warrant (or the conversion of any such shares) or other securities of the Company held by the Warrantholder prior to the effective date of such registration statement for a specified period of time immediately following the effective date of such registration statement, such period of time not to exceed one hundred eighty (180) days; provided that (i) such one-hundred eighty (180) day period may be extended on one occasion by the managing underwriter to the extent necessary to prevent the managing underwriter(s) from violating Section 2711(f)(4) of the rules of the National Association of Securities Dealers, Inc., as incorporated into the rules of the Financial Industry Regulatory Authority, or any similar successor provision (e.g., as the result of the publication or other distribution of a research report or public appearance concerning the Company); (ii) such agreement shall not apply to resales of the Company’s securities purchased by the Warrantholder in a public market, and (iii) all persons who hold shares of Common Stock, or securities convertible into or exchangeable or exercisable for shares of Common Stock, which in aggregate represent one percent (1%) or more of the shares of Common Stock then outstanding (including all securities convertible into or exchangeable or exercisable for shares of Common Stock, on an as converted, exchanged or exercised basis), and all officers and directors of the Company, enter into similar agreements. Notwithstanding the foregoing, any discretionary waiver by an underwriter of a lock-up agreement shall not be effective unless such underwriter also releases all other stockholders of the Company from the equivalent provisions and a pro rata portion of their respective lock-up agreements.

(g) Confidentiality. Except as provided in the Loan Agreement (for as long as such Loan Agreement remains in effect), the Warrantholder agrees that it shall keep confidential and shall not disclose or use (other than to monitor its investment in the Corporation) any confidential, proprietary, or secret information that it has or may obtain from the Company, unless such confidential information (i) is known or becomes known to the public in general (other than as a result of a breach of this Section 10(g), (ii) is or has been independently developed or conceived by the Warrantholder without use of the Company’s confidential information or (iii) is or has been made known or disclosed to the Warrantholder by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that the Warrantholder may disclose confidential information (A) to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company and negotiating the terms thereof or (B) as may otherwise be required by law, court order or subpoena, provided that the Warrantholder promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any required disclosure.

SECTION 11.	TRANSFERS.

Subject to compliance with applicable federal and state securities laws and subsection 11(c) below:

(a) This Warrant and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes) upon surrender of this Warrant properly endorsed.

(b) Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that the holder hereof, when this Warrant shall have been properly endorsed and its transfer recorded on the Company’s books, shall be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant. The transfer of this Warrant shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit III (the “Transfer Notice”), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. Until the Company receives such Transfer Notice, the Company may treat the registered owner hereof as the owner for all purposes.

(c) Neither this Warrant nor the shares of capital stock issuable upon exercise of this Warrant (or upon conversion of the shares of Preferred Stock issuable upon exercise of this Warrant) shall be sold or transferred unless either (i) they first shall have been registered under the Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act. The Company shall not require a legal opinion in connection with any transfer by Warrantholder of this Warrant to an affiliate of Warrantholder, provided that such transferee is an “accredited investor” within the meaning of Rule 501 of Regulation D, as in effect under the Act. Notwithstanding any of the foregoing, this Warrant nor the shares of Preferred Stock issuable hereunder may be transferred to a competitor of the Company (as determined in good faith by the Company’s Board of Directors) prior to a Qualified Public Offering (as defined in the Investor Rights Agreement).

Each certificate representing shares of capital stock issuable upon exercise of this Warrant shall bear a legend substantially in the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such securities are registered under such Act or, subject to Section 11 of that certain Warrant Agreement dated December 22, 2011 (the “Warrant”), an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required.”

SECTION 12.	MISCELLANEOUS.

(a) Effective Date. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company.

(b) Remedies. In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where the non-defaulting party will not have an adequate remedy at law and where damages will not be readily ascertainable. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereunder by reason of the other party’s failure to perform any of the obligations under this Warrant and agree that the terms of this Warrant shall be specifically enforceable by each party.

(c) Attorney’s Fees. In any litigation, arbitration or court proceeding between the Company and the Warrantholder relating hereto, the prevailing party shall be entitled to reasonable attorneys’ fees and expenses and all reasonable costs of proceedings incurred in enforcing this Warrant. For the purposes of this Section 12(c), attorneys’ fees shall include without limitation reasonable fees incurred in connection with the following (to the extent reasonably taken): (i) contempt proceedings; (ii) discovery; (iii) motions, proceedings or other activities of any kind in connection with an insolvency proceeding; (iv) garnishment, levy, and debtor and third party examinations; and (v) post-judgment motions and proceedings, including without limitation any of the foregoing reasonably taken to collect or enforce any judgment.

(d) Severability. In the event any one or more of the provisions of this Warrant shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

(e) Notices. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication that is required, contemplated, or permitted under this Warrant or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by facsimile or hand delivery if transmission or delivery occurs on a business day at or before 5:00 pm in the time zone of the recipient, or, if transmission or delivery occurs on a non-business day or after such time, the first business day thereafter, or the first business day after deposit with an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, and shall be addressed to the party to be notified as follows:

If to Warrantholder:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

Legal Department

Attention: Chief Legal Officer and Manuel Henriquez

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Facsimile: 650-473-9194

Telephone: 650-289-3060

(i) If to the Company:

CONCERT PHARMACEUTICALS, INC.

99 Hayden Ave., Suite 500

Lexington, MA 02421

Attention: Nancy Stuart, Chief Operating Officer

Facsimile: 781-674-5305

Telephone: 781-674-5205

With a copy to:

WilmerHale

60 State Street

Boston, MA 02109

Attention: David Redlick, Esq.

Facsimile: 617-526-5000

Telephone: 617-526-6000

or to such other address as each party may designate for itself by like notice. Delivery hereunder to any party to this Warrant shall be effective if made in accordance with this Section despite failure to deliver to any Person not a party to this Warrant.

(f) Entire Agreement; Amendments. This Warrant constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersedes and replaces in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof. None of the terms of this Warrant may be amended except by an instrument executed by each of the parties hereto.

(g) Headings. The various headings in this Warrant are inserted for convenience only and shall not affect the meaning or interpretation of this Warrant or any provisions hereof.

(h) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Warrant. In the event an ambiguity or question of intent or interpretation arises, this Warrant shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Warrant.

(i) No Waiver. No omission or delay by either party at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by the other party at any time designated, shall be a waiver of any such right or remedy to which such party is entitled, nor shall it in any way affect the right of such party to enforce such provisions thereafter.

(j) Survival. All agreements, representations and warranties contained in this Warrant or in any document delivered pursuant hereto shall be for the benefit of Warrantholder or the Company, as the case may be, and shall survive the execution and delivery of this Warrant and the expiration or other termination of this Warrant.

(k) Governing Law. This Warrant have been negotiated and delivered to Warrantholder in the Commonwealth of Massachusetts, and shall have been accepted by Warrantholder in the Commonwealth of Massachusetts. Delivery of Preferred Stock to Warrantholder by the Company under this Warrant is due in the Commonwealth of Massachusetts. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

(l) Consent to Jurisdiction and Venue. All judicial proceedings arising in or under or related to this Warrant may be brought in any state or federal court of competent jurisdiction located in the Commonwealth of Massachusetts. By execution and delivery of this Warrant, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in Suffolk County, Commonwealth of Massachusetts; (b) waives any objection as to jurisdiction or venue in the Business Litigation Session of the Suffolk County Superior Court, Suffolk County, Commonwealth of Massachusetts; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid court; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Warrant. Service of process on any party hereto in any action arising out of or relating to this Warrant shall be effective if given in accordance with the requirements for notice set forth in Section 12(e), and shall be deemed effective and received as set forth in Section 12(e). Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

(m) Mutual Waiver of Jury Trial. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF THE COMPANY AND WARRANTHOLDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY THE COMPANY AGAINST WARRANTHOLDER OR ITS ASSIGNEE OR BY WARRANTHOLDER OR ITS ASSIGNEE AGAINST THE COMPANY. This waiver extends to all such Claims, including Claims that involve Persons other than Company and Warrantholder; Claims that arise out of or are in any way connected to the relationship between the Company and Warrantholder; and any Claims for damages, breach of contract, specific performance, or any equitable or legal relief of any kind, arising out of this Warrant.

(n) Counterparts. This Warrant and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be executed by its officers thereunto duly authorized Effective Date.

Company:	CONCERT PHARMACEUTICALS, INC.

	By:	/s/ Roger D. Tung

	Name:	Roger D. Tung

	Title:	Chief Executive Officer

WARRANTHOLDER:	HERCULES TECHNOLOGY GROETH CAPITAL, INC.
A Maryland corporation

By:

Name:

Title:

IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be executed by its officers thereunto duly authorized Effective Date.

Company:	CONCERT PHARMACEUTICALS, INC.

By:

Name:

Title:

WARRANTHOLDER:	HERCULES TECHNOLOGY GROETH CAPITAL, INC.

	By:	/s/ K. Nicholas Maritsch

Name: K. Nicholas Maritsch
Its: Associate General Counsel

EXHIBIT I

NOTICE OF EXERCISE

To:	CONCERT PHARMACEUTICALS, INC.

(1)	The undersigned Warrantholder hereby elects to purchase [ ] shares of the Series [ ] Preferred Stock of [ ], pursuant to the terms of the Warrant dated the [ ] day of [ , ] (the “Warrant”) between [ ] and the Warrantholder, and [CASH PAYMENT: tenders herewith payment of the Purchase Price in full, together with all applicable transfer taxes, if any.] [NET ISSUANCE: elects pursuant to Section 3(a) of the Warrant to effect a Net Issuance.]

(2)	Please issue a certificate or certificates representing said shares of Series [ ] Preferred Stock in the name of the undersigned or in such other name as is specified below.

(Name)

(Address)

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:
Name: K. Nicholas Martitsch
Its: Associate General Counsel

EXHIBIT II

ACKNOWLEDGMENT OF EXERCISE

The undersigned CONCERT PHARMACEUTICALS, INC., hereby acknowledge receipt of the “Notice of Exercise” from Hercules Technology Growth Capital, Inc. to purchase [                ] shares of the Series [    ] Preferred Stock of [                    ], pursuant to the terms of the Warrant, and further acknowledges that [                ] shares remain subject to purchase under the terms of the Warrant.

COMPANY:	[ ]

By:

Title:

Date:

EXHIBIT III

TRANSFER NOTICE

(To transfer or assign the foregoing Warrant execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby transferred and assigned to

(Please Print)

whose address is

Dated:

Holder’s Signature:

Holder’s Address: